UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 2, 2018

JBG SMITH PROPERTIES

(Exact name of Registrant as specified in its charter)

Maryland	No. 001-37994	81-4307010
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4445 Willard Avenue, Suite 400 Chevy Chase, MD	20815
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 333-3600

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01              Other Events.

On July 2, 2018, JBG SMITH Properties (“JBG SMITH”) and JBG SMITH Properties LP (the “Operating Partnership”)  entered into an equity distribution agreement (the “Equity Distribution Agreement”) with each of BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated and Wells Fargo Securities LLC (each, individually, an “Agent” and together, the “Agents”), pursuant to which JBG SMITH may offer and sell up to an aggregate sales price of $200,000,000 of its common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), from time to time through the Agents, acting as sales agents, or directly to the Agents, acting as principal.

The Common Shares sold in the offering will be issued pursuant to a prospectus dated July 2, 2018, and a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2018, in connection with one or more offerings of shares under JBG SMITH’s shelf registration statement on Form S-3 (Registration No. 333-226023) filed with the SEC on July 2, 2018.

Sales of the Common Shares, if any, under the Equity Distribution Agreement may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. JBG SMITH intends to contribute the net proceeds from these sales, if any, to the Operating Partnership in exchange for interests in the Operating Partnership. The Operating Partnership intends to use the net proceeds contributed to it for general corporate purposes, which may include paying down indebtedness and funding JBG SMITH’s under construction assets and future development opportunities.

JBG SMITH and the Operating Partnership made certain customary representations, warranties and covenants concerning JBG SMITH and the Common Shares in the Equity Distribution Agreement and also agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act. The foregoing description of the material terms of the Equity Distribution Agreement and the transactions contemplated by the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

From time to time, JBG SMITH has had customary commercial and/or investment banking relationships with each Agent and/or certain of their affiliates.

On July 2, 2018, Hogan Lovells US LLP delivered its legality opinion with respect to the Common Shares to be issued pursuant to the Equity Distribution Agreement. A copy of the legality opinion is attached hereto as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

1.1

Equity Distribution Agreement, dated July 2, 2018, by and between JBG SMITH, the Operating Partnership and each of BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated and Wells Fargo Securities LLC

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBG SMITH PROPERTIES

By:	/s/ Steven A. Museles
Name:	Steven A. Museles
Title:	Chief Legal Officer and Corporate Secretary

July 2, 2018